Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of MariMed Inc. (the “Company”) on Form 10-Q for the three and six months ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Fireman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, our financial condition and result of operations.

MARIMED INC.
(Registrant)

Date: August 14, 2018	By:	/s/ Robert Fireman
Robert Fireman
Chief Executive Officer